Arcadia Biosciences & Roosevelt Resources Business Combination December 2024 Filed by Arcadia Biosciences, Inc. Pursuant to Rule 425 under the Securities Act of 1933 and deemed filed pursuant to Rule 14a-12 under the Securities Exchange Act of 1934 Subject Company: Arcadia Biosciences, Inc. Commission File No.: 001-37383

DISCLAIMER Forward Looking Statements This Presentation contains forward-looking statements within the meaning of the safe harbor provided by Section 27A of the Securities Act of 1933, Section 21E of the Securities Exchange Act of 1934 and the Private Securities Litigation Reform Act of 1995, about Arcadia Bioscience, Inc. (“Arcadia”) or Roosevelt Resources, LP (“Roosevelt”). Forward-looking statements are all statements other than statements of historical facts. The words “anticipate,” “believe,” “ensure,” “expect,” “if,” “intend,” “estimate,” “probable,” “project,” “forecasts,” “predict,” “outlook,” “aim,” “will,” “could,” “should,” “would,” “potential,” “may,” “might,” “anticipate,” “likely” “plan,” “positioned,” “strategy,” and similar expressions or other words of similar meaning, and the negatives thereof, are intended to identify forward-looking statements. Forward-looking statements include, without limitation: any statements regarding the expected timetable for completing the proposed Transaction; the results, effects, and benefits of the proposed Transaction; future opportunities for the combined company; future financial performance and condition; and guidance. Any other statements regarding Arcadia’s or Roosevelt’s future expectations, beliefs, plans, objectives, financial conditions, assumptions or future events or performance that are not historical facts are forward-looking statements. Forward-looking statements involve a wide variety of risks and uncertainties that could cause actual results to differ materially, and reported results should not be considered as an indication of future performance. These risks and uncertainties relating to Arcadia include, but are not limited to, the risks set forth in filings that Arcadia makes with the Securities and Exchange Commission (“SEC”) from time to time, including in Arcadia’s Annual Report on Form 10-K for the year ended December 31, 2023 and other filings that Arcadia has made with the SEC since that date. Specific forward-looking statements also include, without limitation, statements regarding Roosevelt’s technology, Roosevelt’s anticipated development and production plans, and the ability of Roosevelt to grow production. The risks and uncertainties relating to Roosevelt include, without limitation, statements with respect to Roosevelt’s strategy and prospects; statements about resource potential, expected future expenditures, production, financial position, business strategy, revenues, costs, future oil and gas prices, capital expenditures and debt levels. Forward-looking statements are based on current expectations and assumptions and analyses made by Roosevelt and its management in light of their experience and perception of historical trends, current conditions and expected future developments, as well as other factors deemed appropriate under the circumstances. However, whether actual results and developments will conform to expectations is subject to a number of material risks and uncertainties, including but not limited to: declines in oil, natural gas liquids or natural gas prices; the level of success in development and production activities; adverse weather conditions that may negatively impact development or production activities; the timing of development expenditures; inaccuracies of reserve estimates or assumptions underlying them; revisions to reserve estimates as a result of changes in commodity prices; risks related to level of indebtedness and periodic redeterminations of the borrowing base and interest rates under Roosevelt’s credit facility; Roosevelt’s ability to generate sufficient cash flows from operations to meet the internally funded portions of its capital expenditures budget; the effects of future regulatory or legislative actions; cost and availability of transportation and storage capacity as a result of oversupply, government regulation or other factors; and possible changes in taxation and environmental regulation. In addition, these forward-looking statements involve significant risks and uncertainties that could cause actual results to differ materially from those anticipated, including, but not limited to: the possibility that stockholders of Arcadia may not approve the issuance of new shares of Arcadia common stock in the Transaction or other proposals that are a condition to the Transaction or that the stockholders of Arcadia and the partners of Roosevelt may not approve matters relating to the exchange agreement; the risk that any condition to closing of the proposed Transaction may not be satisfied, that either party may terminate the exchange agreement or that the closing of the proposed Transaction might be delayed or not occur at all; potential adverse reactions or changes to business or employee relationships, including those resulting from the announcement or completion of the Transaction; the diversion of management time on Transaction-related issues; the ultimate timing, outcome and results of integrating the operations of Arcadia and Roosevelt; the effects of the business combination of 2

DISCLAIMER Forward Looking Statements Arcadia and Roosevelt, including the combined company’s future financial condition, results of operations, strategy and plans; changes in capital markets and the ability of the combined company to finance operations in the manner expected; the risks of oil and gas activities; and the fact that operating costs and business disruption may be greater than expected following the public announcement or consummation of the proposed Transaction. Expectations regarding business outlook, including changes in revenue, pricing, capital expenditures, cash flow generation, strategies for our operations, oil and natural gas market conditions, legal, economic and regulatory conditions, and environmental matters are only forecasts regarding these matters. All forward-looking statements speak only as of the date they are made and are based on information available at that time. Neither Arcadia nor Roosevelt assumes any obligation to update forward-looking statements to reflect circumstances or events that occur after the date the forward-looking statements were made or to reflect the occurrence of unanticipated events except as required by federal securities laws. As forward-looking statements involve significant risks and uncertainties, caution should be exercised against placing undue reliance on such statements. This Presentation may contain hyperlinks to information that is not deemed to be incorporated by reference into this Presentation. No Offer or Solicitation This Presentation, including the information contained herein, is not intended to and does not constitute (i) a solicitation of a proxy, consent or approval with respect to any securities or in respect of the proposed Transaction or (ii) an offer to sell or the solicitation of an offer to subscribe for or buy or an invitation to purchase or subscribe for any securities pursuant to the proposed Transaction or otherwise, nor shall there be any sale, issuance or transfer of securities in any jurisdiction in contravention of applicable law. No offer of securities shall be made except by means of a prospectus meeting the requirements of the Securities Act of 1933, as amended, or an exemption therefrom. Subject to certain exceptions to be approved by the relevant regulators or certain facts to be ascertained, any offer of securities will not be made directly or indirectly, in or into any jurisdiction where to do so would constitute a violation of the laws of such jurisdiction, or by use of the mails or by any means or instrumentality (including without limitation, facsimile transmission, telephone and the internet) of interstate or foreign commerce, or any facility of a national securities exchange, of any such jurisdiction. NEITHER THE SEC NOR ANY STATE SECURITIES COMMISSION HAS REVIEWED, APPROVED OR DISAPPROVED OF THE SECURITIES TO BE OFFERED BY ARCADIA OR DETERMINED IF THIS PRESENTATION IS TRUTHFUL OR COMPLETE. Additional Information About the Transaction and Where to Find It In connection with the proposed Transaction, Arcadia intends to file materials with the SEC, including a Registration Statement on Form S-4 (the “Registration Statement”) that will include a proxy statement/prospectus. After the Registration Statement is declared effective by the SEC, Arcadia intends to mail a definitive proxy statement/prospectus to the stockholders of Arcadia. This Presentation is not a substitute for the proxy statement/prospectus or the Registration Statement or for any other document that Arcadia may file with the SEC and make available to Arcadia’s stockholders in connection with the proposed Transaction. 3

DISCLAIMER Forward Looking Statements INVESTORS AND SECURITY HOLDERS OF ARCADIA ARE URGED TO CAREFULLY AND THOROUGHLY READ THE REGISTRATION STATEMENT AND THE PROXY STATEMENT/PROSPECTUS, AS EACH MAY BE AMENDED OR SUPPLEMENTED FROM TIME TO TIME, AND OTHER RELEVANT DOCUMENTS FILED BY ARCADIA WITH THE SEC, WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT ARCADIA, ROOSEVELT, THE PROPOSED TRANSACTION, THE RISKS RELATED THERETO AND RELATED MATTERS. Investors will be able to obtain free copies of the Registration Statement and proxy statement/prospectus, as each may be amended from time to time, and other relevant documents filed by Arcadia with the SEC (when they become available) through the website maintained by the SEC at www.sec.gov. Copies of documents filed with the SEC by Arcadia will be available free of charge from Arcadia’s website at www.arcadiabiosciences.com under the “Investors” tab. In addition, investors and stockholders should note that Arcadia communicates with investors and the public using its website (www.arcadiabio.com) where anyone will be able to obtain free copies of the proxy statement/prospectus and other documents filed by Arcadia with the SEC. Stockholders and investors are urged to read the proxy statement/ prospectus and the other relevant materials when they become available before making any voting or investment decision with respect to the proposed Transaction. Participants in the Proxy Solicitation Arcadia, Roosevelt and their respective directors, partners and certain of their officers and other members of management and employees may be deemed, under SEC rules, to be participants in the solicitation of proxies from Arcadia’s stockholders in connection with the proposed Transaction. Information regarding the officers and directors of Arcadia is included in Arcadia’s most recent Annual Report on Form 10-K/A filed with the SEC on April 29, 2024, including any information incorporated therein by reference, as filed with the SEC, and its definitive proxy statement for its 2024 annual meeting filed with the SEC on May 16, 2024. Additional information regarding such persons, as well as information regarding Roosevelt’s directors, managers and officers and other persons who may be deemed participants in the proposed transaction, will be set forth in the Registration Statement and proxy statement/prospectus and other materials when they are filed with the SEC in connection with the proposed transaction. Free copies of these documents may be obtained as described in the paragraphs above. Industry and Market Data Certain information contained in this Presentation relates to or is based on studies, publications, surveys or Roosevelt’s own internal estimate and research. In this Presentation, Arcadia and Roosevelt rely on, and refer to, publicly available information and statistics regarding the sector in which Roosevelt competes and other industry data. All of the market data included in this Presentation involve a number of assumptions and limitations, and there can be no guarantee as to the accuracy or reliability of such assumptions. Trademarks This Presentation may contain references to Arcadia or Roosevelt trademarks, service marks, trade names and copyrights of other companies, which are the property of their respective owners. Solely for convenience, trademarks, service marks, trade names and copyrights referred to in this Presentation, including logos, artwork, and other visual displays, may appear without the ®, TM, SM, ©, or other symbols, but such references are not intended to indicate, in any way, that we will not assert, to the fullest extent under applicable law, our rights or the rights of the applicable licensor to these trademarks and trade names. We do not intend our use or display of other companies’ trademarks, service marks, trade names or copyrights to imply a relationship with, or endorsement or sponsorship of us by, any other company. 4

Transaction overview 5 * Subject to adjustment Roosevelt equity owners will own ~90% of Arcadia’s pro forma outstanding shares. Arcadia shareholders will own ~10% of Arcadia’s pro forma outstanding shares. Arcadia Biosciences, and Roosevelt Resources have entered into a definitive securities exchange agreement in an all-stock transaction - issuing 12,284,475 shares* of Arcadia common stock to Roosevelt’s partners in exchange for 100% equity interests in Roosevelt. SUMMARY OWNERSHIP* The company will change its name to Roosevelt Resources, Inc. and trade under a new Nasdaq symbol. The board of directors and senior management will be reorganized. The transaction is expected to close during the first quarter of 2025, or thereafter. COMPANY ORGANIZATION TIMELINE HIGHLIGHTS OF AGREEMENT

Arcadia’s strategic review led to conclusion that business combination was best alternative for shareholders Conducted extensive evaluation of potential transactions with external advisors Discontinued CBD body care brands in Q3 2023 Monetized Resistant Starch Durum Wheat trait in Q2 2024 Sold GoodWheatTM brand of wheat products in Q2 2024 Expanded focus on Zola® coconut water, growing brand significantly Significantly reduced our use of cash Initiated comprehensive strategic review July 2023 Business combination with Roosevelt Resources announced December 5, 2024 KEY DEVELOPMENTS IN STRATEGIC REVIEW

Zola® coconut water sales are strong and operations will continue 7 Source: NielsenIQ ZOLA in Total Grocery Stores for Latest 13 Weeks Ending 09/28/2024 in shelf stable coconut water Zola revenues grew +55% Y/Y in Q3 2024 and +29% Y/Y on a YTD basis. Growth is primarily driven by a +68% increase in retail distribution in 2024. Retail distribution growth expected to be +80% in 2024. Select Arcadia team members may continue to manage on-going operations of Zola. ZOLA COCONUT WATER HIGHLIGHTS ZOLA GROWTH VS. COCONUT WATER CATEGORY ZOLA PRODUCT PORTFOLIO

COMPANY WILL CHANGE NAME NEW OWNERSHIP STRUCTURE POST TRANSACTION MANAGEMENT POST TRANSACTION BOARD OF DIRECTORS Arcadia Biosciences will combine with Roosevelt Resources through the issuance of ~12.3M shares of common stock Arcadia Biosciences, Inc. Roosevelt Resources, LP Roosevelt Resources, Inc. Roosevelt Stakeholders Arcadia Stakeholders Jimmy Hawkins President and Chief Operating Officer Jerrel Branson Chief Financial Officer Tony Roosevelt Chief Executive Officer ARCADIA INDEPENDENT ROOSEVELT

File S-4 with Securities & Exchange Commission Schedule special meeting of Arcadia stockholders Mail proxy statement to Arcadia shareholders Special shareholders meeting to vote on transaction Closing Next steps: Transaction is expected to close in Q1 2025 or soon thereafter 9 1 2 3 4 5 TRANSACTION TIMELINE

Arcadia Biosciences & Roosevelt Resources Business Combination December 2024

Management Team Tony Roosevelt Jr. Chief Executive Officer and Chairman of the Board Jimmy C. Hawkins President and Chief Operating Officer Jerrel Branson Chief Development and Financial Officer Paul Buckner Chief Legal Officer and Corporate Secretary A 64-year veteran of the oil and gas industry, Tony has had a career marked by diversity and success. Starting in the 1960’s he founded General Petroleum Corp., Texas Interstate Oil & Gas Co., followed by General Gas Co. and Caledonia Energy Partners. These operations included domestic and international activities and each were characterized by significant growth and value creation. Tony’s ongoing focus lies in developing the Company’s RR-Googins Field. Jimmy began his career in the U.S. in 1985 as a reservoir engineer for Santa Fe Minerals. He then joined the Kuwait Oil Company, working on projects in 18 countries while leading the long-range planning team. In the 1990s, he created a Field Development Plan for Malaysia CAA PM3 and managed the first phase, recovering over 500 Million BOE. In the early 2000s, he joined Tony Roosevelt to develop the Company’s RR-Googins Field. Jimmy pioneered innovative extraction techniques and designed horizontal wells for CO2 EOR. He holds a BSc in Petroleum Engineering from Texas A&M University in 1984. After a decade of project development financing for First City-Houston in Singapore from 1975 to 1977, Jerrel opened the petroleum consultant office of McCord-Lewis, retained by the governments of Thailand, Malaysia, Indonesia, and the PRC for engineering studies. In 1984 he co-founded VAALCO Energy, which developed a giant oilfield in the Eastern Hemisphere. He later commercially developed some of his patents, focusing on CO2 recovery from industrial sources. In 2022, he joined Roosevelt Resources, bringing his major project development background. He graduated from Rice University in 1972. Paul joined Roosevelt Resources as in-house counsel and Chief Administrative Officer in 2020 following 15 years’ experience as General Counsel and VP- Human Resources of a family-owned oil and gas company. For 12 years prior to joining that company, Paul was in private law practice. He holds degrees from the University of Texas-Austin (1989)and St. Mary’s University School of Law (1992).

Northwest Shelf San Andres Fields & CO_2 Floods



Existing CO_2 Flood
NM TX
ROOSEVELT
BAILEY
LAMB
Oil fields producing From NW Shelf San Andres Platform Carbonate Play
Slaughter, Sundown, Mallet > 300 gross mmbo from CO_2 EOR
COCHRAN
HOCKLEY
LITTLEFIELD
ILLUSION LAKE
YELLOWHOUSE
YELLOWHOUSE, S.
TOMAHAWK
TOM TOM
CATO
TODD
BLUITT
BONANZA
LEVELLAND
MILNESAND
CHAVEROO
TWIN LAKES
SAWYER
SAWYER WEST
FLYING M
SLAUGHTER
BUCKSHOT
DIABLO
MESCALERO
Roosevelt Resources Acreage
YOAKUM
PRENTICE, NW.
SABLE
PRENTICE
OWNBY, WEST
BRAHANEY
TERRY
Denver Unit ~ 500 gross mmbo from CO_2 EOR
WEST
REEVES
LEA
WELLMAN, W.
WASSON
Seminole Unit ~ 300 gross mmbo from CO_2 EOR
GEORGE ALLEN
ADAIR
Vacuum Unit ~ 400 gross mmbo from CO_2 EOR
RUSSELL, S.
HAVEMEYER
SEMINOLE
VACUUM

Source: Map: TX Bureau of Economic Geology & NM Bureau of Geology and Mineral Resources. Production estimates by Advanced Resources International ("ARI") dated 2022.

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RR Investments to Date


+$27.1M
$27.1M
+$48.5M
$75.6M
+$6.9M
$82.5M
2007-2018
2019-2023
2023-Current

EXPLORATION PHASE

- Geological & Geophysical Studies
- Three Exploratory H2 Wells
- Core Extraction
- Comprehensive Logging
- 3D Seismic
- Further Lease Acquisition

APPRAISAL PHASE

- Reservoir Assessment & Studies
- Nine Horizontal Appraisal Wells
- Processing, Roads, Power Infrastructure
- Fresh Water Acquisition
- Lease Expansion

DEVELOPMENT PHASE

- Reservoir Studies
- Field Development Plan
- Upper Reservoir Production Optimization Plan
- CO_2 Sourcing for EOR

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1 - Expenditures exclude all back-office overhead, expenditures through mid 2024.

CCUS EOR Project Contemplated by In-House and Third-Party Resource Studies[1]



Total OIP
(gross bbls) in millions
1,500
1,000
500
0
1,139
1,139
1,203
1,203
1,361
1,102
1,361
BBL per Acre
(gross bo/acre OIP)
100,000
80,000
60,000
40,000
20,000
0
71,000
71,000
77,000
77,000
74,220
74,220
84,000
68,000
84,000
Hawkins
ARI
ARI (2)
Schlumberger
Ryder Scott
ARI
Hawkins-Bel
ARI
Schlumberger

Aug 2007	Feb 2008	July 2010	Mar 2012	Sept 2012	Oct 2012	April 2023	Feb 2024	Aug 2024
OIP: 71,000 boe/acre	OIP: 71,000 boe/acre	OIP: 77,000 boe/acre	OIP:77,000 boe/acre	OIP: 74,220 boe/acre	OIP: 74,220 boe/acre	(3D seismic) OIP: 84,000 boe/acre	OIP: 68,000 boe/acre	(3D seismic) OIP: 84,000 boe/acre; EUR: 835 mmbo + 122 mmb NGLs

1. Oil in place ("OIP") indicates a resource in the reservoir. Actual oil recoverable is significantly less than OIP. All numbers are gross using 16,208 gross acres of the project and the studies were averaged to the acreage. Estimates of EURs are also dependent on many factors, including the costs of development and operations, capital expenditures to be made and timing thereof and actual prices received for oil and natural gas. Estimates of produceable and recoverable hydrocarbons are not estimates of reserves prepared in accordance with SEC regulations.
2. Included a broader area in which the RR project area was a part.

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Roosevelt Resources Dataset 25 Section RR EOR CCUS Project, Yoakum County, Texas RR Horizontal Wells Core Data Logs for OIP Assessment Logs for Mapping Calibration 3D Seismic Coverage Cutting images Roosevelt Resources 25 Section CCUS EOR Project Yoakum County, Texas

RR Googins EOR Project Phase 1 Calibration Top View Side View

CCUS EOR Project using Miscible-Ascending Dispersion (“MAD”) Anticipated production timing(1) 1. Will be heavily dependent on capital expenditures and timing thereof as well as CO2 availability and prices actually received for oil and gas.

Miscible Ascending Dispersion (MAD)

EOR a Better Way in our horizontal wells

We believe that utilizing Earth's natural layering to spread dispersion, combined with the use of injectors for horizontal wells, will improve CO2 contact with oil in place.

Schlumberger Compositional Reservoir Modeling Estimates
Recovery Factor ~ 55% - 60% of the Oil in Place



Producer
CO_2 Injector
Impermeable Seal
Producer Flowing Bottom Hole Pressure Slightly Above Miscibility (est ~ 1300 psi)
Reservoir is ~300 ft thick
~250 ft from Injector to Producer
• CO_2 moves upward by differential pressure & buoyancy
• CO_2 is laterally dispersed by Earth's natural layering
Injector CO_2 Injection Pressure Slightly Below Pre-frac pressure point (est. ~ 3,300 – 3,500 psi)
Impermeable Seal
Higher Permeability
Lower Permeability
SIDE VIEW

18

Conclusion Significant Opportunity in Safe Operating Environment Science–CO2 EOR is proven technology in San Andres Development will be accomplished in phases as development occurs Unitization is in process Project has been significantly De-risked – San Andres oil in many other nearby CO2 EOR projects that have produced over 1 billion boe is well-established Project Expansion Options – we believe our EOR technique should be applicable to adjacent and other known locations